Exhibit 99.2

Poster No. P834

Phase II study of once-daily GSK573719 Inhalation Powder, a new long-acting muscarinic antagonist, in patients with chronic obstructive pulmonary disease (COPD)

D Kelleher,(1) A Preece,(2) R Mehta,(1) K Hardes,(2) A Cahn(3), G Crater(1)

(1)GlaxoSmithKline, RTP, USA; (2)GlaxoSmithKline, Stockley Park, UK; (3)GlaxoSmithKline, Stevenage, UK

INTRODUCTION

•         Bronchodilators are an important treatment option for chronic obstructive pulmonary disease (COPD).(1)

•         GSK573719 is a new, long-acting muscarinic antagonist (LAMA) in development for once-daily treatment of COPD.

OBJECTIVES

•         To assess the safety/tolerability (primary) and pharmacokinetics (secondary) of repeat once-daily doses of inhaled GSK573719, administered to COPD patients for 7 days.

METHODS

•         This was a phase IIa, randomised, double-blind, placebo-controlled, repeat-dose, parallel-group study.

•         All patients had COPD, as defined by the Global Initiative for Chronic Obstructive Lung Disease (GOLD) guidelines and characterised by post-bronchodilator FEV1 >35% and <80% of predicted normal. There were no bronchodilator reversibility requirements for entry into the study.

•         Exclusion criteria included: past or present disease likely to affect the safety of the patient or influence study outcomes; positive pre-study drug/alcohol screen; positive pregnancy test; positive test for HIV or hepatitis B or C; and, for cohorts 1 and 2, patients with a CYP2D6 poor metabolisers genotype.

•         Patients were randomised to receive once-daily GSK573719 (0.4% magnesium stearate formulation) or placebo. Initially, two cohorts were planned: one with GSK573719 250mcg as the active treatment and one with a dose of 1000mcg. However, due to a dosing error, three patient cohorts were created: two with the 250mcg dose and one with 1000mcg (Figure 1).

FIGURE 1. STUDY DESIGN

•         Study treatment was administered once daily over the 7-day study period by a novel, single-step activation dry powder inhaler (novel DPI).

•         Inhaled salbutamol was permitted as relief (rescue) medication. Inhaled corticosteroids (<1000mcg/day of fluticasone propionate or equivalent) were also permitted, provided the dose remained constant throughout the study and the preceding 6 weeks. Long-acting beta2 agonists (LABAs) and tiotropium were not permitted.

•         Primary endpoints were: adverse events (AEs), blood pressure, heart rate (HR), electrocardiogram (ECG), 24h Holter monitoring, lung function (for safety only), use of rescue medication (salbutamol) and laboratory safety tests.

•         Secondary endpoints were: plasma and urine concentrations of GSK573719, and other pharmacokinetic (PK) parameters derived from these data.

•         No statistical techniques were used to calculate the sample size, which was based on feasibility alone.

•         Safety/tolerability analyses were based on the ‘all subjects’ population, defined as all patients receiving at least one dose of study medication. The PK population comprised members of the ‘all subjects’ population from whom a PK sample was obtained and analysed.

RESULTS

Patients

•         Thirty-eight patients were randomised to receive GSK573719 (250mcg: N=20; 1000mcg: N=9) or placebo (N=9). All 38 received study medication and were included in the ‘all subjects’ group. 26/29 (90%) recipients of GSK573719 were included in the PK population.

•         Patients’ baseline characteristics are summarised in Table 1; there were no major differences between the study groups.

Safety and tolerability

•         In total, 43 AEs were reported by 21/38 (55%) randomised patients.

•         Treatment-related AEs were reported by 1/9 (11%) placebo recipients, 4/20 (20%) patients receiving GSK573719 250mcg and 5/9 (56%) receiving 1000mcg (Table 2).

•         No deaths or serious AEs were reported.

•         Three patients (two receiving GSK573719 250mcg and one receiving 1000mcg) were withdrawn from the study because of AEs: chest pain, respiratory tract infection and dyspnoea. In only one of these cases (dyspnoea; GSK573719 1000mcg group) was the AE considered to be related to study medication.

TABLE 1. PATIENTS’ BASELINE CHARACTERISTICS

GSK573719
Characteristic	Placebo (N=9)	Cohort 1 250mcg (N=10)	Cohort 2 250mcg (N=10)	Cohort 3 1000mcg (N=9)	All patients (N=38)
Mean age, years (SD)	66.2 (4.47)	63.3 (8.21)	64.7 (6.31)	64.2 (7.97)	64.6 (6.72)
Male, n (%)	5 (56)	6 (60)	8 (80)	5 (56)	24 (63)
White/Caucasian/European (n, %)	9 (100)	10 (100)	10 (100)	9 (100)	38 (100)
Mean weight, kg (SD)	68.73 (11.47)	71.42 (17.33)	75.12 (11.51)	68.90 (11.23)	71.16 (12.96)
Mean body mass index, kg/m2 (SD)	24.73 (4.13)	25.63 (3.70)	26.10 (3.20)	25.00 (3.04)	25.39 (3.44)

TABLE 2. DRUG-RELATED AEs

		Cohort 1	Cohort 2	Cohort 3
		GSK573719
	Placebo	250mcg	250mcg	1000mcg
Preferred Term	(N=9)	(N=10)	(N=10)	(N=9)
Subjects with any drug-related AE, n (%)	1 (11)	0	4 (40)	5 (56)
Headache	1 (11)	0	0	1 (11)
Dysgeusia	0	0	1 (10)	0
Hypoaesthesia	1 (11)	0	0	0
Bronchospasm	0	0	1 (10)	0
Dyspnoea	0	0	0	1 (11)
Oropharyngeal pain	0	0	0	1 (11)
Arrhythmia	0	0	1 (10)	0
Tachycardia	0	0	1 (10)	0
Flushing	1 (11)	0	0	0
Hypertension	0	0	1 (10)	0
Dry mouth	0	0	0	1 (11)
Feeling abnormal	0	0	0	1 (11)
Thirst	0	0	0	1 (11)
Blood pressure increased	0	0	0	1 (11)
Pruritus	1 (11)	0	0	0

•         There was no evidence of a difference between the GSK573719 250mcg group and the placebo group on Days 1 or 7, with respect to weighted mean HR (0–4h) and maximum HR (0–4h) (Figure 2).

•         Change from baseline HR was in the same range for all study groups.

•         Differences between the GSK573719 1000mcg and placebo groups were apparent in relation to weighted mean HR (0–4h) and maximum HR (0–4h). However, sensitivity analysis using a GLIMMIX model indicated that these findings may have been attributable to a single outlying patient.

FIGURE 2. WEIGHTED MEAN AND MAXIMUM HR (0–4h): TREATMENT DIFFERENCES VERSUS PLACEBO (DAYS 1 AND 7)

•         Holter parameters for maximum HR (0–24h) and mean HR (0–24h) showed no evidence of any differences between the study groups on Day 7 (Figure 3).

FIGURE 3. MEAN AND MAXIMUM HR (0–24h) FROM HOLTER MONITORING: TREATMENT DIFFERENCES VERSUS PLACEBO (DAY 7)

•         No correlation was observed between Cmax and HR or any other pharmcodynamic parameters.

Pharmacokinetics

•         GSK573719 was absorbed rapidly, with Tmax values of 5–15min (Table 3). Plasma concentrations subsequently declined rapidly, meaning overall systemic exposure was low.

•         1–2% of the total dose of GSK573719 was excreted unchanged in the urine.

•         There was no apparent relationship between Cmax and maximum HR (0–4h) on Day 1 or Day 7 (Figure 4).

•         Considering both doses of GSK573719, plasma data indicated 1.5–1.9-fold drug accumulation on Day 7 versus Day 1, while urine data indicated 1.8–2.4-fold accumulation of unchanged drug.

TABLE 3. PHARMACOKINETIC PARAMETERS

			DAY 1		DAY 7
			Geometric mean		Geometric mean 95%
Parameter	Cohort	N/n	95% CI/CV (%)	N/n	CI/CV (%)

AUC(0-t) (h*ng/mL)	1 (250mcg)	8/8	0.2607 (0.1902, 0.3573)/39.1	8/6	0.5551 (0.2140, 1.4400)/113.2
	2 (250mcg)	9/9	0.0361 (0.0057, 0.2256)/1707.8	9/8	0.3053 (0.1306, 0.7133)/134.3
	3 (1000mcg)	9/9	0.9330 (0.1042, 8.3488)/5820.5	9/6	4.8620 (3.1620, 7.4759)/42.8

Cmax (ng/mL)	1 (250mcg)	8/8	0.2165 (0.1668, 0.2810)/32.0	8/6	0.3321 (0.1882, 0.5859)/58.3
	2 (250mcg)	9/9	0.0792 (0.0346, 0.1809)/147.6	9/8	0.1645 (0.0945, 0.2860)/74.2
	3 (1000mcg)	9/9	1.5284 (1.0388, 2.2486)/53.6	9/6	2.7586 (1.5350, 4.9576)/60.5

Tmax (h)	1 (250mcg)	8/8	0.080 (0.08, 0.50)	8/6	0.080 (0.02, 0.25)
	2 (250mcg)	9/8	0.250 (0.08, 0.28)	9/8	0.165 (0.08, 0.32)
	3 (1000mcg)	9/9	0.250 (0.08, 0.28)	9/6	0.240 (0.07, 0.25)

Tlast	1 (250mcg)	8/8	4.000 (2.00, 8.12)	8/6	6.000 (2.00, 27.05)
	2 (250mcg)	9/8	2.000 (0.08, 4.00)	9/8	6.015 (2.00, 24.00)
	3 (1000mcg)	9/9	8.000 (0.08, 8.00)	9/6	24.010 (24.00, 24.48)

FIGURE 4. SEMI-LOG PLOTS OF INDIVIDUAL CHANGE FROM BASELINE MAXIMUM HR (0–4h) VERSUS CMAX FOLLOWING REPEAT DOSE (DAY 7)

CONCLUSIONS

•         Repeat doses of once-daily GSK573719 were well tolerated by patients with COPD.

•         Increases in weighted mean and maximum HR (0–4h) versus placebo were seen with GSK573719 1000mcg compared with 250mcg. However 24h Holter monitoring showed no significant HR differences over 24h. There was no correlation between HR and Cmax and change from baseline HR with GSK573719 was in the same range as seen for placebo.

•         GSK573719 was absorbed rapidly and accumulation was low (1.5- to 1.9-fold).

•         The favourable safety and tolerability of once-daily GSK573719 administered by a novel DPI supports the development of this once-daily LAMA for COPD.

REFERENCE

(1) Global Initiative for Chronic Obstructive Lung Disease (GOLD) guidelines. Available at: http://www.goldcopd.com/Guidelines/guidelines-resources.html. Accessed 19 July 2011.

ACKNOWLEDGEMENTS

•         This trial was sponsored by GlaxoSmithKline (ClinicalTrials.gov: NCT00732472; AC4105211).

•         The clinical phase of this study was conducted by Synexus Limited, Reading, RG2 7AG, UK.

•         Editorial support (in the form of writing assistance, assembling tables and figures, collating author comments, grammatical editing and referencing) was provided by David Cutler at Gardiner-Caldwell Communications and was funded by GlaxoSmithKline.

Presented at the European Respiratory Society (ERS) Annual Congress, Amsterdam, The Netherlands, 24–28 September 2011